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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement (No. 33-97100) and related Prospectus of Loehmann's, Inc. dated June 9, 1997 for the registration of Senior Notes and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the consolidated financial statements and schedules of Loehmann's, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

New York, New York

June 9, 1997